Exhibit (m)(3)(b)

                                   SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS B DISTRIBUTION PLAN



                                                           Sales              Date of Original Plans
Name of Fund Adopting This Plan                         Commission               (Inception Date)              Adoption Date
-------------------------------                         ----------               ----------------              -------------
Eaton Vance Government Obligations Fund                     5%        October 28, 1993                         June 23, 1997
Eaton Vance High Income Fund*                               5%        August 1, 1986/July 7, 1993/             June 23, 1997
                                                                      June 19, 1995 (August 1, 1995)
Eaton Vance Strategic Income Fund**                        4.5%       November 20, 1990/July 7, 1993/          June 23, 1997
                                                                      June 19, 1995 (November 1, 1995)
Eaton Vance Tax-Managed Growth Fund 1.1                     5%        March 20, 1996                           June 23, 1997
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1           5%        N/A                                      August 11, 1997
Eaton Vance Municipal Bond Fund                             5%        N/A                                      October 17, 1997
Eaton Vance Tax-Managed International Growth Fund           5%        N/A                                      March 2, 1998
Eaton Vance Insured Tax-Managed Growth Fund                6.25%      N/A                                      June 22, 1998
Eaton Vance Insured Tax-Managed Emerging Growth Fund       6.25%      N/A                                      June 22, 1998
Eaton Vance Insured Tax-Managed International              6.25%      N/A                                      June 22, 1998
   Growth Fund
Eaton Vance Insured High Income Fund                       6.25%      N/A                                      June 22, 1998
Eaton Vance Tax-Managed Value Fund                          5%        N/A                                      August 16, 1999
Eaton Vance Floating-Rate High Income Fund                 6.25%      N/A                                      June 19, 2000
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund         6.25%      N/A                                      June 19, 2000
Eaton Vance Floating-Rate Fund                             6.25%      N/A                                      August 14, 2000
Eaton Vance Tax-Managed Growth Fund 1.2                    6.25%      N/A                                      March 1, 2001
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2          6.25%      N/A                                      March 1, 2001
Eaton Vance Tax-Managed Equity Asset Allocation Fund       6.25%      N/A                                      December 10, 2001
Eaton Vance Tax-Managed Mid-Cap Core Fund                  6.25%      N/A                                      December 10, 2001
Eaton Vance Tax-Managed Small-Cap Value Fund               6.25%      N/A                                      December 10, 2001
Eaton Vance Low Duration Fund                              6.25%      N/A                                      June 18, 2002
Eaton Vance Tax-Managed Dividend Income Fund               6.25%      N/A                                      February 10, 2003

* This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

** This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.